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Exhibit 21.1  Subsidiaries of Registrant


NAME                                         JURISDICTION OF INCORPORATION
----                                         -----------------------------
Integrated Silicon Systems, Inc.             North Carolina

ISS Software Inc.                            California

ISS Corporate Services, Inc.                 North Carolina

ArcSys UK Limited                            England

Avant! Export FSC, Inc.                      Barbados

FrontLine Design Automation, Inc.            California

Meta-Software, Inc.                          California

Anagram, Inc.                                California

Avant! Japan KK                              Japan

Meta-Software KK                             Japan

Meta-Software SA                             Switzerland

Meta-Software Deutschland, GMBH              Germany

AvanWise, Inc.                               Delaware

AvanSmart, Inc.                              Delaware

Nexsyn Design Technologies, Inc.             California

Gemstone Corporation,  LLC                   Delaware

Compass Design Automation, Inc.              Delaware

Galax!, Inc.                                 Delaware

Compass Design Automation, GMBH              Germany

Compass Design Automation, International BV  Netherlands

Compass Foreign Sales Corporation            Barbados

Compass Japan, KK                            Japan

Precim Corporation                           Oregon

Technology Modeling Associates, Inc.         California


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